Exhibit 99.2
Mineralys Therapeutics Announces Pricing of $175.0 Million Underwritten Public Offering of Common Stock
RADNOR, PA, March 11, 2025 – Mineralys Therapeutics, Inc. (Nasdaq: MLYS), a clinical-stage biopharmaceutical company focused on developing medicines to target hypertension, chronic kidney disease (CKD), obstructive sleep apnea (OSA) and other diseases driven by dysregulated aldosterone, announced today the pricing of an underwritten public offering of 12,962,962 shares of its common stock at a public offering price of $13.50 per share. The aggregate gross proceeds to Mineralys from the offering, before deducting underwriting discounts and commissions and other estimated offering expenses, are expected to be approximately $175.0 million. In addition, Mineralys has granted the underwriters a 30-day option to purchase up to an additional 1,944,444 shares of its common stock. All of the securities to be sold in the offering are to be sold by Mineralys. The offering is expected to close on or about March 13, 2025, subject to the satisfaction of customary closing conditions.
BofA Securities, Evercore ISI, Goldman Sachs & Co. LLC, Stifel and Wells Fargo Securities are acting as joint book-running managers for the offering. LifeSci Capital is acting as lead manager and H.C. Wainwright & Co. is acting as co-manager for the offering.
Mineralys intends to use the net proceeds from the proposed offering to fund clinical development of lorundrostat, including research and development and manufacturing, and pre-commercialization activities, as well as for working capital and general corporate purposes.
The securities described above are being offered by Mineralys pursuant to a shelf registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed, and a final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from: BofA Securities NC1-022-02-25, Attention: Prospectus Department, 201 North Tryon Street, Charlotte, North Carolina 28255-0001 or by email at dg.prospectus_requests@bofa.com; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, New York 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, via telephone: (866) 471-2526, via fax: 212-902-9316, or via email: prospectus-ny@ny.email.gs.com; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, via telephone at (415) 364-2720 or via email at syndprospectus@stifel.com; or Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, by telephone at 1-800-645-3751, or by email at wfscustomerservice@wellsfargo.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Mineralys
Mineralys Therapeutics is a clinical-stage biopharmaceutical company focused on developing medicines to target hypertension, CKD, OSA and other diseases driven by dysregulated aldosterone. Its initial product candidate, lorundrostat, is a proprietary, orally administered, highly selective aldosterone synthase inhibitor that Mineralys Therapeutics is developing for cardiorenal conditions affected by dysregulated aldosterone, including hypertension, CKD and OSA. Mineralys is based in Radnor, Pennsylvania, and was founded by Catalys Pacific.
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the completion of the proposed public offering and the anticipated use of proceeds therefrom. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mineralys’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the proposed public offering, and the other risks described in Mineralys’ filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Mineralys undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.
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CONTACTS
Investor Relations
investorrelations@mineralystx.com
Media Relations
Tom Weible
Elixir Health Public Relations
Phone: (1) 515-707-9678
Email: tweible@elixirhealthpr.com